UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 14, 2018

BIOSPECIFICS TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-34236	11-3054851
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
Of Incorporation)		Identification No.)

35 Wilbur Street
Lynbrook, NY 11563
(Address of Principal Executive Office) (Zip Code)

516.593.7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

INTRODUCTORY COMMENT

Throughout this Current Report on Form 8-K, the terms “we,” “us,” “our” and “Company” refer to BioSpecifics Technologies Corp.

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The 2018 annual meeting of stockholders of the Company (the “2018 Annual Meeting”) was held on June 14, 2018. At the 2018 Annual Meeting, the holders of 7,199,233 shares of the Company’s common stock were represented in person or by proxy, thereby constituting a quorum.

Set forth below are the final voting results for each of the matters submitted to a vote of the stockholders of the Company at the 2018 Annual Meeting.

Proposal 1. The stockholders of the Company elected Thomas Wegman and Dr. Paul Gitman to the Board of Directors, each to serve until the 2021 annual meeting of stockholders or until such person resigns, is removed, or otherwise leaves office. The votes were cast as follows:

Director Name	For	Withheld
Thomas Wegman	3,126,419	1,976,127
Dr. Paul Gitman	2,626,733	2,475,913

Proposal 2. The stockholders of the Company approved, on an advisory basis, the Company’s named executive officer compensation as disclosed in the Company’s proxy statement filed with the Securities and Exchange Commission on April 30, 2018.

For	Against	Abstain
5,076,481	21,445	4,720

Proposal 3. The stockholders of the Company approved the ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. The votes were cast as follows:

For	Against	Abstain
6,798,318	2,108	1,868

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2018	BIOSPECIFICS TECHNOLOGIES CORP.
——————————————————
(Registrant)

/s/Thomas L. Wegman
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Thomas L. Wegman
President